Exhibit 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT (this “First Amendment”), dated as of October 26, 2023, is among Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated as of August 18, 2023, (as may be amended from time to time, the “Advisory Agreement”); and

WHEREAS, the Corporation, the Operating Partnership and the Advisor desire to amend the Advisory Agreement to authorize the Advisor to make any and all investments in Assets with a Contract Purchase Price less than $1,000,000 without obtaining the prior approval of the Board;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            AMENDMENT TO PARAGRAPH 3 OF THE ADVISORY AGREEMENT.

Paragraph 3 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

3.            DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Bylaws and the Operating Partnership Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a)            serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Corporation’s assets and investment policies;

(b)            manage and supervise the Offering of Shares and any private placements of securities, including but not limited to OP Units, including, without limitation: (i) develop the product offering, including the determination of the specific terms of the Securities to be offered, prepare all offering and related documents, and obtain all required regulatory approvals; (ii) along with the Dealer Manager, approve the participating broker dealers and negotiate the related selling agreements; (iii) coordinate the due diligence process for participating broker dealers and their review of the Memorandum and the Offering, private placement and Corporation documents; (iv) assist in the preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering or private placement; (v) along with the Dealer Manager, negotiate and coordinate with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions; and (vi) manage and supervise all other services related to the organization of the Corporation, the Operating Partnership, the Offering or a private placement;

(c)            implement and coordinate the processes with respect to the NAV Calculations, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Real Properties;

(d)            supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;

(e)            provide the daily management for the Corporation and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Corporation and the Operating Partnership, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Corporation’s business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Corporation and the Operating Partnership as shall be required to prepare and to file all periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the quarterly dividend process and payments to Stockholders; (v) consult with and assist the Board of Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Directors with updates related to the overall regulatory environment affecting the Corporation and the Operating Partnership, as well as managing compliance with such matters; (vii) consult with the Board of Directors with respect to the corporate governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Corporation and the Operating Partnership to comply with applicable law, including the Sarbanes-Oxley Act; (ix) manage communications with Stockholders and OP Unitholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Stockholder and OP Unitholder support and service;

(f)            investigate, select, and, on behalf of the Corporation and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Corporation and the Operating Partnership with any of the foregoing;

(g)            consult with the officers and Board of Directors of the Corporation and assist the Board of Directors in the formulation and implementation of the Corporation’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Corporation and/or the Operating Partnership;

(h)            subject to the provisions of Paragraphs 3(j),(q),(r),(s) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Corporation and the Operating Partnership in compliance with the investment objectives and policies of the Corporation; (iv) oversee the due diligence process; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(i)            upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(j)            make investments in and Dispositions of Assets within the discretionary limits and authority as granted by the Board;

(k)            negotiate on behalf of the Corporation and the Operating Partnership with banks or lenders for loans to be made to the Corporation and the Operating Partnership, and negotiate on behalf of the Corporation and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and the Corporation’s Securities or obtain loans for the Corporation and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Corporation or the Operating Partnership;

(l)             obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Corporation and/or the Operating Partnership in Assets;

(m)           from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(n)            provide the Corporation and the Operating Partnership with all necessary cash management services;

(o)            do all things necessary to assure its ability to render the services described in this Agreement;

(p)            deliver to or maintain on behalf of the Corporation copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(q)            notify and obtain the prior approval of the Board of Directors, any particular Directors specified by the Board or, if specified in a resolution or policy adopted by the Board, any committee of the Board or the Advisor, for any investments in Real Properties;

(r)             notify and obtain the approval of a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions before such transactions are completed;

(s)            effect any private placement of OP Units, tenancy-in-common, Delaware statutory trust, or other interests in Real Properties as may be approved by the Board;

(t)            oversee the development, construction and improvement, including tenant improvements, of Real Properties by third parties on behalf of the Corporation;

(u)           oversee and monitor third-party engineers, facility managers and property managers with regard to the effective building operations and maintenance of Real Properties; and

(v)            obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets with a Contract Purchase Price equal to or greater than $1,000,000.

Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3, subject to the prior consent of the Corporation if all or substantially all of such duties are delegated to a Person that is not an Affiliate. Further, the Advisor or any Affiliate may provide internal legal services, either directly to the Corporation or as oversight of the Corporation’s outside counsel, which internal legal services shall be deemed separate and not included in the services set forth above.

2.            GOVERNING LAW. The provisions of this First Amendment shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this First Amendment, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this First Amendment or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

3.            COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

4.            MISCELLANEOUS. Except as expressly provided in this First Amendment, all of the terms and provisions in the Advisory Agreement and the ancillary documents thereto are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Advisory Agreement or any ancillary document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Advisory Agreement in the Advisory Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Advisory Agreement, as amended by this First Amendment (or as the Advisory Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Advisory Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Advisory Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Advisory Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Advisory Agreement shall, to the extent of such difference or inconsistency, be disregarded.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II OPERATING PARTNERSHIP, LP

By: Strategic Wireless Infrastructure Fund II, Inc., its General Partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name:	James Condon
Title:	President

[Signature Page to First Amendment to

Amended and Restated Advisory Agreement]